Form 10-K, Exhibit 13
period 2004-09-30
CRUSADE MANAGMENT LTD GLOBAL TRUST NUMBER 1 OF 2002
filed 2004-12-15
CIK 1286864

Exhibit 13.1

                               Noteholders Report
                        Crusade Global Trust No.1 of 2002
           Aggregate Totals For Fiscal Year 1 Oct 2003 to 30 Sept 2004



Notes
--------------------------------------------------------------------------------
                  FV Outstanding (USD)    Bond Factor as at    Coupon Rate as at
                  as at Sept 30, 2004       Sept 30, 2004        Sept 30, 2004
                  -------------------       -------------        -------------
Class A Notes        331,185,940.12           37.634766%           1.42000%
--------------------------------------------------------------------------------
                  FV Outstanding (AUD)    Bond Factor as at    Coupon Rate as at
                  as at Sept 30, 2004       Sept 30, 2004        Sept 30, 2004
                  -------------------       -------------        -------------
Class B Notes         28,395,000.00          100.000000%            5.9933%
--------------------------------------------------------------------------------
Class C Notes         11,900,000.00          100.000000%            6.2233%
--------------------------------------------------------------------------------


Notes
--------------------------------------------------------------------------------
                      Interest Payments    Principal Distribution   Charge Offs
                            (USD)                  (USD)               (USD)
                      -----------------    ----------------------   -----------
Class A Notes           5,872,158.42          185,234,738.25            0.00
--------------------------------------------------------------------------------

                      Interest Payments    Principal Distribution   Charge Offs
                            (AUD)                  (AUD)               (AUD)
                      -----------------    ----------------------   -----------
Class B Notes         1,657,638.33                      0.00            0.00
--------------------------------------------------------------------------------
Class C Notes           722,141.10                      0.00            0.00
--------------------------------------------------------------------------------


Principal Collections Information in AUD

Scheduled Principal Payments                                       27,189,795.72
Unscheduled Principal Payments                                    358,683,496.83
Redraws                                                            26,194,189.15

Principal Collections                                             359,679,103.40


Total Available Principal in AUD

Principal Collections                                             359,679,103.40
Principal Charge Offs                                                       0.00
Principal Draw                                                              0.00

Total Available Principal                                         359,679,103.40

Principal Distributed                                             359,679,103.40
Principal Retained                                                          0.00


Total Available Funds in AUD

Available Income                                                   64,391,383.60
Principal Draw                                                              0.00
Liquidity Draw                                                              0.00

Total Available Funds                                              64,391,383.60


Redraw & Liquidity Facilities in AUD

Redraw Shortfall                                                            0.00
Redraw Carryover Charge Offs                                                0.00

Liquidity Draw                                                              0.00
Liquidity Shortfall                                                         0.00